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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND REPORT ON SCHEDULE

        We consent to the use in this Registration Statement on Form S-4 of our report dated March 14, 2005 on the consolidated financial statements of Huntsman LLC and subsidiaries as of December 31, 2004 appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

        As discussed in Note 2 to the consolidated financial statements of Huntsman LLC and subsidiaries (the "Company"), the Company changed its method of computing depreciation effective January 1, 2003. In addition, the Company adopted Financial Accounting Standard Nos. 141 and 142 effective January 2, 2002.

        Our audits of the financial statements referred to in our aforementioned reports also included the financial statement schedules listed in Item 21 (B). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

Houston, Texas
April 18, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE